FINANCIAL STATEMENTS

                     TWELVE MONTHS ENDED SEPTEMBER 30, 1998
                    U. S. SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM U-1




                                  CINERGY CORP.







                                   (Unaudited)


                                Pages 1 through 5


                                      Note:

 Pro forma adjustments are not included with the following financial statements since the authorization requested herein does not have a material effect on the components of the financial statements presented.

                                  CINERGY CORP.
                                  BALANCE SHEET
                              AT SEPTEMBER 30, 1998
                                   (unaudited)
                             (dollars in thousands)


ASSETS

Current Assets
  Cash and temporary cash investments                     $      272
  Notes receivable from affiliated companies                   5,433
  Accounts receivable - net                                      969
  Accounts receivable from affiliated companies               22,269
  Taxes receivable                                             4,596
  Prepayments and other                                        4,171
                                                          ----------
                                                              41,710

Other Assets
  Investments in consolidated subsidiaries                 3,232,883
  Investments in unconsolidated subsidiaries                  (6,853)
  Other                                                       11,603
                                                           3,279,343

                                                          $3,284,714

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                                  CINERGY CORP.
                                  BALANCE SHEET
                              AT SEPTEMBER 30, 1998
                                   (unaudited)
                             (dollars in thousands)


LIABILITIES AND SHAREHOLDER EQUITY

Current Liabilities
  Notes payable                                           $  733,000
  Accounts payable                                             3,859
                                                          ----------
                                                             736,859

Non-Current Liabilities                                          135

Common Stock Equity
  Common stock - $.01 par value;  authorized
  shares - 600,000,000;  outstanding shares -
    158,547,701 at September 30, 1998                          1,585
  Paid-in capital                                          1,600,776
  Retained earnings                                          943,647
  Accumulated other comprehensive loss                        (3,659)
                                                          ----------
      Total common stock equity                            2,542,349

                                                          $3,279,343

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                                  CINERGY CORP.
                               STATEMENT OF INCOME
                               TWELVE MONTHS ENDED
                               SEPTEMBER 30, 1998
                                   (unaudited)
                (dollars in thousands, except per share amounts)




Operating Expenses
  Other operation and maintenance                            $  4,626
  Taxes other than income taxes                                   328
                                                             --------
                                                                4,954

Operating Loss                                                 (4,954)

Equity in Subsidiaries                                        343,135

Equity in Earnings of Unconsolidated Subsidiaries              (2,913)

Other Income and (Expenses) - Net                              (6,778)

Interest                                                       36,439

Income Before Taxes                                           292,051

Income Taxes                                                   (8,016)

Net Income                                                   $300,067


                                                   CINERGY CORP.
                                    STATEMENT OF CHANGES IN COMMON STOCK EQUITY
                                              (dollars in thousands)
                                                    (unaudited)


                                                                                 Accumulated
                                                                                    Other               Total             Total
                                      Common      Paid-in        Retained       Comprehensive        Comprehensive     Common Stock
                                      Stock       Capital        Earnings           Loss                Income            Equity


Twelve Months Ended September 30, 1998

Balance at October 1, 1997            $1,577    $1,571,527      $  923,462        $(2,487)                              $2,494,079
Comprehensive income
  Net income                                                       300,067                             $300,067            300,067
  Other comprehensive income,
      net of tax
    Foreign currency translation
      adjustment                                                                                            (39)               (39)
    Minimum pension liability
      adjustment                                                                                         (1,133)            (1,133)
                                                                                                       --------
    Other comprehensive loss
      total                                                                        (1,172)               (1,172)
                                                                                                       --------
Comprehensive income total                                                                             $298,895
Issuance of 868,572 shares of
  common stock - net                       8        29,084                                                                  29,092
Treasury shares purchased                 (3)       (6,728)                                                                 (6,731)
Treasury shares reissued                   3         6,771                                                                   6,774
Dividends on common stock                                         (284,296)                                               (284,296)
Other                                                  122           4,414                                                   4,536
                                      ------    ----------      ----------        -------                               ----------

Balance at September 30, 1998         $1,585    $1,600,776      $  943,647        $(3,659)                              $2,542,349


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